As filed with Securities and Exchange Commission on May 10, 2002
Registration No. 333-66580

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 2 TO
                                 FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              NMXS.com, INC.
          (Exact name of registrant as specified in its charter)

DELAWARE                                91-1287406
State or other jurisdiction of          I.R.S. Employer I.D. No.
incorporation or organization

5041 INDIAN SCHOOL ROAD NE, SUITE 200, ALBUQUERQUE, NM     87110
(Address of Principal Executive Office)                    (Zip Code)


                              NMXS.com, INC.
                         2001 STOCK ISSUANCE PLAN
                                    and
                              NMXS.com, INC.
                             STOCK OPTION PLAN
                         (Full title of the plan)

                        RICHARD GOVATSKI, PRESIDENT
       5041 INDIAN SCHOOL ROAD NE, SUITE 200, ALBUQUERQUE, NM 87110
                  (Name and address of agent for service)

Telephone number, including area code, of agent for service:
(505) 255-1999

                      CALCULATION OF REGISTRATION FEE

                  Proposed        Proposed
Title of          Maximum         Maximum
Securities        Amount          Offering    Aggregate    Amount of
to be             to be           Price Per   Offering     Registration
Registered        Registered(1)   Share(2)    Price        Fee(3)

Common Stock      1,595,428       $1.24       $1,980,482   $496
$.001 par value   1,404,572       $0.605      $849,766     $213
                  800,000         $0.605      $484,000     $121

Common Stock      800,000         $0.335      $268,000     $65
$.001 par value

     (1) The original filing of this registration statement consisted of 3,800,000 shares of common stock, $.001 par value (the "Common Stock"), which included the aggregate number of shares which may be sold upon the exercise of options which had previously been granted and/or might thereafter have been granted under the NMXS.com 2001 Stock Issuance Plan and the Stock Option Plan (the 2001 Stock Issuance Plan and the Stock
Option Plan are hereafter collectively referred to as the "Plans"). The aggregate number of shares underlying the Stock Option Plan is 3,000,000, of which options to purchase 1,595,428 shares had been granted and 1,404,572 might thereafter be granted at the time of the original filing. The aggregate number of shares which might be issued in the Stock Issuance Plan was 800,000, none of which had been issued at the time of the original filing. In the first post-effective amendment to the registration statement, 800,000 additional shares of Common Stock were registered for issuance pursuant to the 2001 Stock Issuance Plan, which reflected an increase in the number of shares issuable under the Plan. This second post-effective amendment covers 227,941 control shares issued to an affiliate of the registrant from the previously registered shares.

     The maximum number of shares which may be sold upon the exercise of the options granted under the Plans is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

     (2) This calculation for the original and first post-effective amendment filings was made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act, calculated on the basis of the average of the bid and asked prices of the Common Stock immediately preceding the filing date.

     (3) Previously paid. Pursuant to Rule 457(h)(3), no additional filing fee is payable with this post-effective amendment.

                             EXPLANATORY NOTE

     NMXS previously filed a post-effective amendment to the original Registration Statement on Form S-8 with the Securities and Exchange Commission on February 13, 2002 (File No. 333-66580) (the "Amended Form S-8"). The Amended Form S-8 was filed for the purpose of registering an additional 800,000 shares of Common Stock issuable pursuant to the 2001 Stock Issuance Plan. The original Registration Statement was filed on August 2, 2001. Originally, 800,000 shares of Common Stock were authorized for issuance under the 2001 Stock Issuance Plan. However, by unanimous consent of the Board of Directors effective February 5, 2002, the Registrant approved an amendment to the 2001 Stock Issuance Plan to increase the aggregate number of shares of common stock issuable under the 2001 Stock Issuance Plan from 800,000 to 1,600,000. Post-Effective Amendment No. 1 covered the increase of 800,000 shares of Common Stock issuable under the 2001 Stock Issuance Plan and brought the total number of authorized shares under the 2001 Stock Issuance Plan to 1,600,000.

     This Post-Effective Amendment No. 2 to Form S-8 Registration Statement registers certain resales of shares of common stock previously issued to certain affiliates under the 2001 Stock Issuance Plan.

     This registration statement contains two parts. The first part contains a reoffer prospectus prepared in accordance with Part I of Form
S-3 pursuant to General Instruction C to Form S-8. The reoffer prospectus may be used for reoffers or resales of the shares that have been acquired by the selling stockholder. The second part ("Part II") contains information required in the registration statement under Part II of Form S-8.

                            REOFFER PROSPECTUS

                              227,941 SHARES

                              NMXS.com, Inc.

                               Common Stock


     This reoffer prospectus relates to an offering of up to 227,941 shares of NMXS common stock issued to Marvin Maslow, the selling stockholder, under our 2001 Stock Issuance Plan (we refer to it as the "2001 Stock Issuance Plan").

     The common stock is being offered for the account of Mr. Maslow. The selling stockholder will receive all of the proceeds from the sale of the shares of our common stock offered under this reoffer prospectus.

     This reoffer prospectus has been prepared to permit the selling stockholder to sell the shares from time to time in the public market. The selling stockholder may sell the shares of common stock on the OTC Bulletin Board, in negotiated transactions, or through a combination of these methods, at prevailing market prices or at privately negotiated prices either directly or through agents or broker dealers, or through any other means described in the section "PLAN OF DISTRIBUTION" beginning on Page 13.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "NMXS". On May 9, 2002, the last reported sale price of our common stock on the OTC Bulletin Board was $0.34 per share. Our address is 5041 Indian School Road NE, Albuquerque, NM 87110, and our phone number is (505) 255-1999.

     The shares offered by means of this reoffer prospectus involve a high degree of risk. You should purchase shares only if you can afford a loss of all or a portion of your investment. See "RISK FACTORS" beginning on Page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK TO WHICH THIS REOFFER PROSPECTUS RELATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            The date of this reoffer prospectus is May 10, 2002.

                             TABLE OF CONTENTS

                                                                          Page

WHERE YOU CAN FIND MORE INFORMATION  . . . . . . . . . . . . . . . . . . .  6

INFORMATION INCORPORATED BY REFERENCE  . . . . . . . . . . . . . . . . . .  6

NMXS.com, INC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . .  8

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

 *  We Have a Short Operating History From Which to Evaluate Our
       Potential for Success . . . . . . . . . . . . . . . . . . . . . . .  9
 *  We are Not Yet Profitable and Are in a Poor Financial Condition  . . .  9
 *  Competitors Could Develop Competing Products From Our Software . . . . 10
 *  We May Face Competition From Various Software Companies  . . . . . . . 10
 *  We May Not Respond Adequately to Rapid Technological Changes . . . . . 10
 *  We May Not Receive the Full Benefits of Our Intellectual Property
       Protections . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
 *  We Depend on Key Executives.  A Loss of These Executives and Other
       Personnel Could Negatively Impact Our Operations  . . . . . . . . . 11
 *  Certain Stockholders and Officers and Directors May Control Corporate
       Actions Due to Their Ownership of NMXS Stock  . . . . . . . . . . . 12
 *  Our Stock Price May Experience Volatility  . . . . . . . . . . . . . . 12
 *  Sales of Our Stock Available for Future Use Could Depress the Stock
    Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

SELLING STOCKHOLDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

DESCRIPTION OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . 15

INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS . . . . . . . . . . . . 16

LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

                    WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-8 with the SEC under the Securities Act of 1933 to allow the selling stockholder to resell the common stock offered by means of this reoffer prospectus. This reoffer prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the common stock offered by means of this reoffer prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this reoffer prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

     NMXS is subject to the periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly, and special reports with the SEC. You can read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

     You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies. The documents that NMXS files with the SEC, including the registration statement, are also available to you on the SEC's web site. You can log onto the SEC's web site at http://www.sec.gov.

                   INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring to those documents. As a result, you may need to review other documents filed by NMXS with the SEC to obtain more information. Information is incorporated into this reoffer prospectus in two ways. First, if information is contained in a document that NMXS filed with the SEC before the date of this reoffer prospectus, the document is specifically identified below. Second, all of the information provided in a periodic or other report filed by NMXS with the SEC after the date of this reoffer prospectus is incorporated by reference.

     The information contained in the documents we incorporate by reference is considered a part of this reoffer prospectus. Additionally, because information concerning NMXS, whether contained in this reoffer prospectus or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that we file with the SEC after the date of this reoffer prospectus will update and supersede older information contained in, or incorporated by reference into, this reoffer prospectus.

     We incorporate by reference into this reoffer prospectus the annual report of NMXS on Form 10-KSB filed with the SEC on April 9, 2002, for the fiscal year ended December 31, 2001, and Amendment No. 1 to this annual report filed with the SEC on April 15, 2002.

     In addition to the documents listed above, NMXS incorporates by reference into this reoffer prospectus all documents filed by NMXS with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this reoffer prospectus and until all of the common stock being offered by means of this reoffer prospectus have been sold by the selling stockholder or the registration statement which NMXS has filed with the SEC relating to the common stock ceases to be effective.

     We will deliver a free copy of any document incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus to each person, including any beneficial owner, who receives this reoffer prospectus. Exhibits filed with the documents that are incorporated by reference into this reoffer prospectus will be delivered only if the exhibits have been specifically incorporated by reference. Requests for any of these documents may be made in writing or orally and should be directed to: President, NMXS.com, Inc., 5041 Indian School Road NE, Albuquerque, NM 87110, (505) 255-1999.

     NMXS has not authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this reoffer prospectus. As a result, any information or representation not contained herein must not be relied upon as having been authorized by NMXS. Neither NMXS nor the selling stockholder is making an offer of the common stock in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus is accurate as of any date other than the date on the front of this document.

                              NMXS.com, INC.

     We were originally incorporated under the laws of the State of Utah on August 12, 1983, under the name "Raddatz Exploration, Inc." The name was changed to "Renaissance Guild, Inc." on February 16, 1984, and to "C.O.N.S.E.R.V.E Corporation" on October 3, 1985. On April 28, 1997, we changed domicile to the State of Delaware by merging into a Delaware corporation incorporated on October 14, 1980, under the name "Costs of Owning the Newest Systems of Energy Reduction are Virtually Eliminated, Inc." The name was changed to "Conserve, Inc." on May 11, 1999. The name of the company was changed to NMXS.com, Inc. on August 3, 1999.

     Through our wholly owned subsidiaries, New Mexico Software, Inc. and Working Knowledge, Inc., we develop and market proprietary Internet technology-based software for the management of digital high-resolution graphic images, video clips, and audio recordings. Through New Mexico Software we develop and market the software, and through Working Knowledge we provide data maintenance services related to the New Mexico Software digital asset management system.

                        FORWARD-LOOKING STATEMENTS

     This reoffer prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of operations involving the management of large volumes of media or digital material, statements about our future business plans and strategies, and most other statements that are not historical in nature.
In this reoffer prospectus forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this reoffer prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include the following:

     *  Rapid changes in technology relating to the Internet;

     *  the continued growth and use of the Internet;

     *  changes in government regulations;

     *  changes in our business strategies;

     *  market acceptance of our products;

     * difficulty recruiting and retaining staff of sufficient technical caliber to provide adequate and on-going customer support and product maintenance and development;

     * failure to successfully market our products through the Internet and company representatives; and

     *  catastrophic and universal hardware failure.

     In light of the significant uncertainties inherent in the forward-looking statements made in this reoffer prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

                               RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the trading price of our common stock could decline, and you could lose all or part of your investment.

* WE HAVE A SHORT OPERATING HISTORY FROM WHICH TO EVALUATE OUR POTENTIAL FOR SUCCESS

     We did not enter the operational phase of our business until after September 30, 2001. Prior to that time we were a development stage company. We have a limited operating history upon which you can evaluate our business and its potential for success. You should consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets. Although we believe we may have had a first to market advantage over our competitors, there exist companies which are better financed and which could overcome our first to market advantage in competing with us through expensive and expansive media blitzes that create the perception of a dominant market presence and/or superior products. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations, and financial condition could be materially and adversely affected.

*    WE ARE NOT YET PROFITABLE AND ARE IN A POOR FINANCIAL CONDITION

     NMXS has never been profitable since its inception and there is no assurance that NMXS will be profitable in the future. For the years ended December 31, 2001 and 2000, NMXS experienced net losses of $2,240,000 and $2,271,000, respectively. Our financial statements contain a "going concern" limitation which means NMXS has experienced recurring net losses, negative cash flows from operating activities since inception, has a working capital deficiency, and has minimal capital that raise substantial doubt about its ability to continue as a going concern in the future. Cash requirements for the twelve months ended December 31, 2002 will be largely dependent on our success in selling our products and services. We estimate that our cash requirements for product development and support, the implementation of our marketing plan, the operation of Working Knowledge, Inc., and the general and administrative expense to support these activities, will require approximately $2,100,000. We anticipate that existing cash balances, collection of existing accounts receivable, and revenues billed and collected during the next twelve months, will provide sufficient liquidity to meet our cash requirements through December 31, 2002. Should anticipated revenues not be achieved, we would be required to expend our current cash balances, reduce our expenses, and possibly restrict or eliminate planned potential business opportunities. Should our cash requirements exceed our current cash reserves and collected revenues, there is no assurance that additional financing would be available to us. Should these situations occur, they could have a material adverse effect on our operations and financial condition. In addition, we have a loan in the principal amount of $300,000 which is due and payable on July 24, 2002, for which we have not developed a plan of repayment. The inability to repay or renegotiate this loan could have a material negative impact on the ability of NMXS to continue its business.

*    COMPETITORS COULD DEVELOP COMPETING PRODUCTS FROM OUR SOFTWARE

     We are continuing to develop our core products using a mix of readily available open source software development tools. Knowledgeable competitors may be able to deduce how we have assembled our code base and be able to develop competing products. The principal advantage in utilizing open source tools is the extremely high degree of portability they ensure. Migrating our products from one operating system or hardware base to another is more easily accomplished by avoiding proprietary development tools. The risk factor inherent in the use of such freely available tools is the fact that a sophisticated competitor might be able to imitate our work and produce similar functionality. Our product has two unique and highly desirable features for e-commerce, medical, and other commercial applications. Our product offers the ability to magnify details in high-resolution graphic images. Our product also allows rapid transmission of a portion of such an image based on user input, significantly enhancing the responsiveness of the system to deliver images over the Internet. The ability to perform these operations is based on a specific graphic image file format. We recognize that these significant features of our product could be a target for imitation. Any such imitation, should it occur, could have material adverse effects on our business, operations, and financial condition.

*    WE MAY FACE COMPETITION FROM VARIOUS SOFTWARE COMPANIES

     In the future, NMXS may face competition from new entrants into its markets. NMXS could also experience competition from companies in other sectors of the broader market for data or image management software, as well as from companies in other sectors of the broader software markets. Some of these potential competitors have significantly more capital resources, marketing experience and research and development capabilities than NMXS. Competitive pressures from the introduction of new solutions and products by these companies or other companies could have a material adverse effect on NMXS. There can be no assurance that NMXS will be able to compete successfully in the future.

*    WE MAY NOT RESPOND ADEQUATELY TO RAPID TECHNOLOGICAL CHANGES

     The computer software industry is characterized by rapid technological advances, changes in customer requirements, as well as frequent enhancements to and introductions of technologies. NMXS' future success will depend upon its ability to enhance its existing software and introduce new software products that keep pace with technological developments, respond to evolving customer requirements and achieve market acceptance. Any failure by NMXS to respond adequately to technological developments and customer requirements, or any significant delays in software development or introduction, could result in loss of revenues.

     There can be no assurance that NMXS will be successful in developing and marketing new software or enhancements to existing technology on a timely basis or that NMXS will not experience significant delays or defects in its software in the future, which could have a material adverse effect on NMXS. In addition, there can be no assurance that new software or enhancements to existing technology developed by NMXS will achieve market acceptance or that developments by others will not render NMXS' technologies obsolete or noncompetitive.

*    WE MAY NOT RECEIVE THE FULL BENEFITS OF OUR INTELLECTUAL PROPERTY
     PROTECTIONS

     The analytical algorithms incorporated in NMXS' software are not proprietary. NMXS believes that the proprietary technology constituting a portion of its software determines the speed and quality of displaying the results of computations, the ability of its software to work in conjunction with third party software, and the ease of use of its software. NMXS' success will depend, in part, on its ability to protect the proprietary aspects of its software. NMXS' attempts to protect its proprietary software with trade secret laws and internal nondisclosure safeguards, as well as copyright and trademark laws and contractual restrictions on copying, disclosure and transferability that are incorporated into its software license agreements. The source code for all of NMXS' software is protected as a trade secret and as unpublished copyrighted work. In addition, NMXS has entered into confidentiality and nondisclosure agreements with its key employees. Despite these restrictions, it may be possible for competitors or users to copy aspects of NMXS' software or to obtain information which NMXS regards as a trade secret. NMXS has no patents, and judicial enforcement of copyright laws may be uncertain. Preventing unauthorized use of computer software is difficult, and software piracy is expected to be a persistent problem for the packaged software industry. Despite the precautions taken by NMXS, it may be possible for unauthorized third parties to reverse engineer or copy NMXS' products or obtain and use information that NMXS regards as proprietary. There can be no assurance that the steps taken by NMXS to protect its proprietary rights will be adequate to prevent misappropriation of its technology.

     Although NMXS' software has never been the subject of an infringement claim, there can be no assurance that third parties will not assert infringement claims against NMXS in the future or that any infringement assertion will not result in costly litigation or require NMXS to obtain a license to use the intellectual property of third parties. There can be no assurance that these licenses will be available on reasonable terms, or at all.

* WE DEPEND ON KEY EXECUTIVES. A LOSS OF THESE EXECUTIVES AND OTHER PERSONNEL COULD NEGATIVELY IMPACT OUR OPERATIONS

     NMXS is dependent on the efforts of various executives and key employees, including its President, Richard Govatski. NMXS' continued success will depend in part on its ability to attract and retain highly qualified technical, managerial, sales, marketing and other personnel. Competition for highly qualified personnel is intense. NMXS' inability to continue to attract or retain highly qualified personnel could have a material adverse effect on NMXS' financial position and results of operation. No life insurance policies are maintained on NMXS' key personnel.

* CERTAIN STOCKHOLDERS AND OFFICERS AND DIRECTORS MAY CONTROL CORPORATE ACTIONS DUE TO THEIR OWNERSHIP OF NMXS STOCK

     As of March 26, 2002, NMXS' executive officers and directors owned beneficially approximately 26% of the outstanding shares of NMXS common stock. Manhattan Scientifics, Inc., a corporation of which Marvin Maslow and Scott Bach, two or our directors are also directors, owns approximately 26.8% of the outstanding shares of common stock.

     Because of the combined voting power of the officers and directors and Manhattan Scientifics, these parties acting as a group may be able to influence NMXS' affairs and business, including any determination with respect to a change in control of NMXS, future issuances of NMXS common stock or other securities, declaration of dividends on NMXS common stock and the election of directors. This influence could have the effect of delaying, deferring or preventing a change of control of NMXS which could deprive NMXS' stockholders of the opportunity to sell their shares of common stock at prices higher than prevailing market prices.

*    OUR STOCK PRICE MAY EXPERIENCE VOLATILITY

     There has been significant volatility in the market prices of securities of technology companies, including NMXS, and, in some instances, this volatility has been unrelated to the operating performance of those companies. Market fluctuations may adversely affect the price of our common stock. NMXS also believes that, in addition to factors such as interest rates and economic conditions which affect stock prices generally, some, but not all, of the factors which could result in fluctuations in our stock price include:

     *  announcements of new products by NMXS or its competitors;

     *  quarterly variations in financial results;

     *  recommendations and reports of analysts;

     *  acquisitions; and

     *  other factors beyond NMXS' control.

*    SALES OF OUR STOCK AVAILABLE FOR FUTURE USE COULD DEPRESS THE STOCK
     PRICE

     In addition to the shares of common stock which are outstanding, as of April 30, 2002, there were vested options outstanding to purchase approximately 741,000 additional shares of common stock, with an average exercise price of $1.26 per share, and unvested options to purchase approximately 1,714,000 additional shares of common stock. There were also outstanding warrants to purchase up to3,590,000 shares. Of these warrants

1,000,000 are exercisable at $1.25 per share; 1,090,000 are exercisable at $1.00 per share; and 1,500,000 are exercisable at $0.50 per share.

     No prediction can be made as to the effect, if any, that future sales, or the availability of shares of NMXS common stock for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of common stock by NMXS or by stockholders who hold "restricted securities," or the perception that these sales may occur, could adversely affect prevailing market prices for the common stock.

                            SELLING STOCKHOLDER

     Marvin Maslow has served as a Director of NMXS since August 1999. He has also been a consultant to NMXS since that time. The following table identifies information with respect to the beneficial ownership of our common stock by Mr. Maslow immediately before the offering and as adjusted to reflect the sale by him of NMXS' shares of common stock under this reoffering. The selling stockholder may from time to time offer the shares of common stock offered by means of this reoffer prospectus. We do not know when or in what amounts the selling stockholder may offer shares for resale and we cannot assure you that the selling stockholder will sell any or all of the shares offered by means of this reoffer prospectus.

                                                          Number of
                                                          Securities to      % of
                  Number of               Number of       be Beneficially    Class
Name of Selling   Securities              Securities      Owned on Comple-   After
Stockholder       Beneficially Owned(1)   Being Offered   tion of Offering   Offering
Marvin Maslow     227,941                 227,941         -0-                -0-
______________

     (1) NMXS has relied on information provided by the selling stockholder to determine the number of shares of our common stock which the selling stockholder owned as of April 24, 2002.

                           PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell all or a portion of the shares being offered by means of this reoffer prospectus by one or more of the following methods:

     * on the OTC Bulletin Board, or such other service on which NMXS' common stock may from time to time be quoted;

     *  in privately negotiated transactions or otherwise;

     *  at fixed prices that may be changed;

     *  at market prices prevailing at the time of sale;

     * at prices related to such market prices or at prices otherwise negotiated;

     * block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     *  purchases by a broker or dealer as principal;

     * ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     *  short sales; or

     *  a combination of any of the above methods of sale.

     The selling stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each sale.

     This reoffer prospectus also may be used, with our consent, by donees of the shares of common stock under circumstances requiring or making desirable its use. To the extent required, we will file, during any period in which offers or sales are being made, one or more supplements to this reoffer prospectus to set forth the names of donees of the selling stockholders and any other material information with respect to the plan of distribution not previously disclosed.

     In the event one or more broker-dealers or agents agree to sell the shares, they may do so by purchasing the shares as principals or by selling the shares as agents for the selling stockholders. Any broker-dealer that does this may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the shares for which the broker-dealer may act as agent or to whom they sell as principal, or both, which compensation is not expected to exceed those customary in the types of transactions involved. Any broker-dealers or agents that participate with the selling stockholder in sales of the shares may be considered to be "underwriters" within the meaning of the Securities Act in connection with sales in which they participate. If any broker-dealers or agents are considered to be "underwriters," then any commissions they receive and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act. To our knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with a particular broker-dealer or market maker with respect to the shares offered hereby, nor do we know the identity of any brokers or market makers that will participate in the offering. In managing the selling stockholder's investment in us, the selling stockholder could employ various methods involving loans or pledges of the shares covered by this reoffer prospectus.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of shares may not simultaneously engage in market-making activities with respect to our common stock for the applicable period under Regulation M of the Exchange Act before the commencement of the distribution. In addition, the selling stockholder will be subject to the applicable provisions of the Exchange Act and the related rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of any of the shares by the selling stockholder or any other person that may affect the marketability of the shares.

     The amount of shares to be reoffered or resold by means of this reoffer prospectus by Mr. Maslow, and any other person with whom he is acting in concert for the purposes of selling the shares, may not exceed during any three month period, 1% of the total outstanding shares of NMXS as shown by the most recent report or statement published by NMXS. For purposes of this reoffering, Mr. Maslow is deemed to be acting in concert with Manhattan Scientifics, Inc., a principal shareholder of NMXS, and the number of shares sold by both parties may not exceed the 1% limitation during any three month period. Mr. Maslow and Manhattan Scientifics have agreed that the sales by each party will be limited to one-half of 1% of the total outstanding shares during any three month period until all of the shares of one party is sold.

     We will pay substantially all of the expenses incident to this offering of the shares by the selling stockholder to the public other than commissions, concessions, and discounts of brokers, dealers or other agents.

                         DESCRIPTION OF SECURITIES

     We are authorized to issue 50,000,000 shares of common stock, par value $.001 per share. All common shares are equal to each other with respect to voting, and dividend rights, and are equal to each other with respect to liquidations rights. Special meetings of the shareholders may be called by the president, the Board of Directors, or upon the request of holders of at least one-tenth of the outstanding voting shares. Holders of common shares are entitled to one vote at any meeting of the shareholders for each common share they own as of the record date fixed by the Board of Directors. At any meeting of shareholders, a majority of the outstanding common shares entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the common shares represented at a meeting will govern, even if this is substantially less than a majority of the common shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any share. Reference is made to our Articles of Incorporation and Bylaws, as well as to the applicable statutes of the State of Delaware, for a more complete description of the rights and liabilities of holders of shares. The shares do not have cumulative voting rights, which means that the holders of more than fifty percent of the common shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors.

            INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS

     Section 145 of the General Corporation Law of the State of Delaware expressly authorizes a Delaware corporation to indemnify its officers, directors, employees, and agents against claims or liabilities arising out of such persons' conduct as officers, directors, employees, or agents for the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. Neither the articles of incorporation nor the Bylaws of the Company provide for indemnification of the directors, officers, employees, or agents of the Company. The Company has not adopted a policy about indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     The eighth article of our Certificate of Incorporation includes provisions to eliminate, to the fullest extent permitted by Delaware General Corporation Law as in effect from time to time, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors.

                               LEGAL MATTERS

     The legality of the shares of our common stock being offered by means of this reoffer prospectus has been passed on for NMXS by Ronald N. Vance, P.C., Salt Lake City, Utah. Mr. Vance has received an aggregate of 43,368 shares for prior services rendered to NMXS.

        PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference.

     (a) The Registrant's latest annual report on Form 10-KSB for the year ended December 31, 2001, (File No. 333-30176) filed with the Commission on April 9, 2002, and Amendment No. 1 to the annual report filed with the Commission on April 15, 2002.

     (b) All reports filed with the Commission pursuant to Section 13 (a) or 15 (d) of the Exchange Act which have been filed or are filed after the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

     (c) The description of the common stock included in our final prospectus included as a part of our registration statement on Form SB-2 under the Securities Act and filed with the Commission on December 4, 2001.

     All reports and documents subsequently filed by the Registrant pursuant to Sections 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such reports and documents.

Item 4.  Description of Securities

     The Registrant is authorized to issue 50,000,000 shares of $.001 par value common stock. The holders of the common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of common stock has a preemptive right to subscribe for any of common shares of the Registrant, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options and warrants. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors. The issuance of shares of the Registrant's preferred stock may have the effect of delaying or preventing a change in control without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock.

Item 5.  Interest of Named Experts and Counsel

     The legality of the shares of our common stock being offered by means of this reoffer prospectus has been passed on for NMXS by Ronald N. Vance, P.C., Salt Lake City, Utah. Mr. Vance has received an aggregate of 43,368 shares for prior services rendered to NMXS.

Item 6.  Indemnification of Directors and Officers

     Incorporated herein by reference from Item 1 of Part II of the Registrant's registration statement on Form SB-2 (File No. 333-30176) as amended.

Item 7.  Exemption from Registration Claimed

     Not Applicable

Item 8. Exhibits. The following exhibits are included with this Post-Effective Amendment:

     Exhibit No.   Description                                                 Location
     4.1           Form of Common Stock Certificate                            (1)
     4.6           2001 Stock Issuance Plan, as amended February 5, 2002       (2)
     5.1           Opinion and consent of Ronald N. Vance, P.C. with respect
                   to legality of the original issuance of securities being
                   registered                                                  (2)
     23.1          Consent of Richard A. Eisner & Company, LLP                 Attached
     23.2          Consent of Ronald N. Vance, P.C. (Included in Exhibit 5.1)  --
_________________

     (1) Filed with the Securities and Exchange Commission on February 11, 2000, as an exhibit with our original filing of a registration statement on Form SB-2 (SEC File No. 333-30176).
     (2) Filed with the Securities and Exchange Commission on February 13, 2002, as an exhibit with the first post-effective amendment to our registration statement on Form S-8 (SEC File No. 333-66580).

Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities being offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Albuquerque, New Mexico, on April 27, 2002.

                                      NMXS.com, Inc.

                                      By /s/ Richard Govatski
                                         Richard Govatski, President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

April 27, 2002                        /s/ Richard Govatski
                                      Richard Govatski, Director

April 27, 2002                        /s/ Marvin Maslow
                                      Marvin Maslow, Director

April 27, 2002                        /s/ Scott L. Bach
                                      Scott L. Bach, Director

April 27, 2002                        /s/ Teresa Dickey
                                      Teresa Dickey, Principal Financial
                                      Officer